    As filed with the Securities and Exchange Commission on December 18, 1996
                                                        Registration No. 333-___


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               RAYCHEM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Delaware                                   94-1369731
        (State or Other Jurisdiction of                    (I.R.S. Employer
        Incorporation or Organization)                    Identification No.)
300 Constitution Drive, Menlo Park, California                94025-1164
   (Address of Principal Executive Offices)                   (Zip Code)

                    AMENDED AND RESTATED 1990 INCENTIVE PLAN;
             AMENDED AND RESTATED 1984 EMPLOYEE STOCK PURCHASE PLAN;
      AMENDED AND RESTATED 1985 SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN;
                        1996 DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 Karen O. Cottle
                               Raychem Corporation
                             300 Constitution Drive
                        Menlo Park, California 94025-1164
                     (Name and Address of Agent For Service)

                                 (415) 361-3333
          (Telephone Number, Including Area Code, of Agent For Service)
                            Copy to: Sarah A. O'Dowd
                        Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
     Title Of                         Maximum         Maximum
    Securities          Amount       Offering        Aggregate         Amount Of
      To Be             To Be        Price Per       Offering        Registration
    Registered        Registered    Share (1)        Price (1)            Fee
    ----------        ----------    ---------        ---------            ---
Common Stock,
$1.00 par value       4,000,000      $81.625       $326,500,000      $98,940

    (1) Estimated (solely for the purpose of calculating the registration fee) on the basis of the average high and low price of the registrant's Common Shares on the New York Stock Exchange on December 13, 1996 (as reported in the Wall Street Journal on December 16, 1996).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  This Registration Statement on Form S-8 covers 4,000,000 shares (the "Shares") of Common Stock, par value $1.00 (the "Common Stock"), of Raychem Corporation, a Delaware corporation ("Registrant"). Of the shares (i) 2,800,000 shares of Common Stock are being registered under the Registrant's Amended and Restated 1990 Incentive Stock Plan, (ii) 1,000,000 shares of Common Stock are being registered under the Registrant's Amended and Restated 1984 Employee Stock Purchase Plan and Amended and Restated 1985 Supplemental Employee Stock Purchase Plan, and (iii) 200,000 shares of Common Stock are being registered under the Registrant's 1996 Directors Stock Option Plan.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement:

    (a)  The Registrant's latest annual report (Form 10-K) filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

    (c) The description of the Common Stock of the Registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

  All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 102 of the Delaware General Corporation Law allows a corporation to include in its Certificate of Incorporation a provision to eliminate the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  In addition, Article 8 of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

Limitation of Liability and Indemnification of Directors.

         A. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         B. Indemnification and Insurance

                  (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (2) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         The Company has purchased directors and officers liability insurance which may indemnify the directors and officers of the Company (subject to policy deductibles) against damages arising out of certain kinds of claims made against them based on their negligent acts or omissions while acting in their capacity as directors and officers.


ITEM 8.  EXHIBITS

     5        Opinion of Heller, Ehrman, White & McAuliffe

    23.1      Consent of Heller, Ehrman, White & McAuliffe
              (filed as part of Exhibit 5)

    23.2      Consent of Price Waterhouse LLP, Independent Accountants

    24        Power of Attorney (see pages 6-7)

    99.1      Amended and Restated 1990 Incentive Plan

    99.2      Amended and Restated 1984 Employee Stock Purchase Plan

    99.3      Amended and Restated 1985 Supplemental Employee Stock Purchase Plan

    99.4      1996 Directors Stock Option Plan

ITEM 9.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 18th day of December, 1996.


                                 RAYCHEM CORPORATION

                                 By: /s/ Raymond J. Sims
                                 _______________________________________
                                     Raymond J. Sims
                                     Senior Vice President and Chief
                                     Financial Officer


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Kashnow, Raymond J. Sims and Karen
O. Cottle, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Richard A. Kashnow               President, Chief               December 18, 1996
_________________________            Executive Officer and
Richard A. Kashnow                   Chairman of the Board
                                     of Directors (Principal
                                     Executive Officer)




/s/ Raymond J. Sims                  Senior Vice President and      December 18, 1996
_________________________            Chief Financial Officer
Raymond J. Sims                      (Principal Financial
                                     Officer)




/s/ Deidra D. Barsotti               Vice President and             December 18, 1996
_________________________            Controller (Principal
Deidra D. Barsotti                   Accounting Officer)

/s/ Richard Dulude                   Director                       December 18, 1996
-------------------------
Richard Dulude



/s/ James F. Gibbons                 Director                       December 18, 1996
-------------------------
James F. Gibbons



/s/ John P. McTague                  Director                       December 18, 1996
-------------------------
John P. McTague



/s/ Dean O. Morton                   Director                       December 18, 1996
-------------------------
Dean O. Morton



/s/ Isaac Stein                      Director                       December 18, 1996
-------------------------
Isaac Stein



/s/ Chang-Lin Tien                   Director                       December 18, 1996
-------------------------
Chang-Lin Tien



/s/ Cyril J. Yansouni                Director                       December 18, 1996
-------------------------
Cyril J. Yansouni

                                Index to Exhibits


                                                                                Sequentially
                                                                                  Numbered
  Item No.                          Description of Item                             Page
  --------                          -------------------                             ----
5             Opinion of Heller, Ehrman, White & McAuliffe

23.1          Consent of Heller, Ehrman, White & McAuliffe (filed as part of
              Exhibit 5)

23.2          Consent of Price Waterhouse LLP, Independent Accountants

24            Power of Attorney (see pages 6 and 7)

99.1          Amended and Restated 1990 Incentive Plan

99.2          Amended and Restated 1984 Employee Stock Purchase Plan

99.3          Amended and Restated 1985 Supplemental Employee Stock Purchase
              Plan

99.4          1996 Directors Stock Option Plan